EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Tofutti Brands, Inc. on Form S-8 (No. 333-198197) of our report dated April 21, 2020, on our audit of the financial statements as of December 28, 2019 and for the fiscal year then ended, which report is included in this Annual Report on Form 10-K to be filed on or about April 19, 2021.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Philadelphia, Pennsylvania

April 19, 2021